For Immediate Release

From:

Ameritrans Capital Corporation

For more information Contact:

Gary C. Granoff

(800) 214-1047

Ameritrans Capital Corporation Reports First Quarter Fiscal 2008 Results

New York, NY, November 14, 2007 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today reported financial results for the quarter ended September 30, 2007.

Highlights for First Quarter 2008:

•

Total investment income increased to $1.7 million

•

Net income available to common shareholders of $0.02 per share

•

Continued strong performance of taxicab medallion portfolio

•

Expanded middle market corporate loan portfolio

•

Stockholders’ equity at September 30, 2007 of $21.6 million

•

Declared quarterly dividend of $0.01 per share

Ameritrans reported net income of $58,457 available to common stockholders for the first quarter of fiscal year 2008 or $0.02 versus a net loss of ($51,348) or ($0.02) per basic and diluted common share for the same period of fiscal year 2007.  On an operating basis, before payment of the Company’s preferred stock dividends, before provisions for income tax, the Company reported an operating profit of $146,144 for the quarter ended September 30, 2007 compared to an operating profit of $35,082 during the quarter ended September 30, 2006.

The Company’s interest income for the three months ended September 30, 2007 increased $325,952 or 27% to $1,550,093 as compared to the three months ended September 30, 2006.  The increase in investment income between the periods can be attributed to higher interest rates charged on the total loan portfolio for the quarter. Fees and other income decreased by $103,437 or 58% to $75,650 as compared to the three months ended September 30, 2006. The decrease is primarily attributed to a decrease in loan origination fees of approximately $62,000, a decrease in other income of approximately $28,000, and lower late fees charged of approximately $13,000.  No leasing income was earned for the three months ended September 30, 2007 due to the sale of all leased taxi medallions in prior quarters resulting in decreased income of $23,000.  Additionally, a onetime gain of approximately $145,000 was recorded in the quarter in connection with the partial sale of an equity investment.  Net income for the quarter was negatively impacted by a loss in investees of ($84,437), whereas the quarter ended September 30, 2006 had been positively impacted by income of $28,139.

On November 8, 2007, the Board of Directors declared a dividend of $0.01 per share, to its common stockholders payable on or about December 12, 2007 to stockholders of record as of November, 19, 2007.

Commenting on the results, Gary C. Granoff, Chairman and CEO of Ameritrans said, “During the quarter ended September 30, 2007, the Company was positively impacted by increases in interest income and growth in our portfolio.  Our taxicab medallion and diversified loan portfolios continue to perform extremely well.”

Mr. Granoff further stated, “With our core business portfolio performing well, we are pleased to have announced a dividend to common shareholders.  Generally, at least 97% of Ameritrans’ taxable income must be paid as a dividend to shareholders in order to maintain our status as a non-taxable, pass-through entity.”

Michael Feinsod, President of Ameritrans, continued “During the quarter, we continued to expand our corporate loan program.  The portfolio we have been able to assemble has benefited from, and reflects, the tightening in the credit markets over the recent months.  As such, relative to loans issued in 2006 and the first half of 2007, the loans we have participated in have better pricing and significantly tighter terms.  We anticipate that terms, structure, and pricing will remain in our favor.  We plan to continue the prudent and selective growth of this portfolio.  As we have recently begun this line of business, Ameritrans owns no middle market loans originated prior to June 2007.”

Mr. Feinsod continued “We continue to explore methods to expand the corporate loan business, including the engagement of an independent advisory firm to augment our internal underwriting capabilities.  We also are actively investigating methods to finance this new line of business.  As of September 30, 2007, the Company held approximately $6 million of first-lien bank loans.   The average EBITDA of the current portfolio companies is approximately $40 million with average underlying common equity of $120 million.  The loans that we have participated in have an average size of just under $100 million.  Due to their leveraged capital structures, we have found that many middle-market companies meet the requirements for SBIC investment. We believe that we can build a portfolio of primarily senior corporate loans that will allow us to capitalize on Ameritrans’ unique corporate structure.  We plan to focus on less volatile lower risk senior loans as opposed to second-lien and mezzanine investments which we believe will provide the foundation for steady returns to the Company and its shareholders.”

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of medallion loans, secured business loans and selected equity securities.  Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2007 (UNAUDITED) AND JUNE 30, 2007

ASSETS

	September 30, 2007	June 30, 2007

Loans receivable	$ 55,449,645	$ 57,693,496
Less: unrealized depreciation on loans receivable	(286,550)	(286,550)
Loans receivable, net	55,163,095	57,406,946

Cash and cash equivalents	968,128	251,394
Accrued interest receivable, net of unrealized depreciation of $40,000 and $51,500, respectively	630,150	596,553
Assets acquired in satisfaction of loans	55,250	56,030
Receivables from debtors on sales of assets acquired in satisfaction of loans	293,369	225,625
Equity investments	2,614,366	2,837,719
Investment in life settlement contracts	2,130,116	1,910,077
Furniture, equipment and leasehold improvements, net	177,929	183,043
Prepaid expenses and other assets	597,741	477,496

TOTAL ASSETS	$62,630,144	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2007 (UNAUDITED) AND JUNE 30, 2007

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2007	June 30, 2007
LIABILITIES
Debentures payable to SBA	$12,000,000	$12,000,000
Notes payable, banks	27,925,697	29,332,500
Notes payable, other	500,000	150,000
Accrued expenses and other liabilities	447,180	431,577
Accrued interest payable	88,822	301,591
Dividends payable	84,375	84,375

TOTAL LIABILITIES	41,046,074	42,300,043

COMMITMENTS AND CONTINGENCIES (Notes 3,4, 5, 6 and 9)

STOCKHOLDERS' EQUITY
Preferred stock 500,000 shares authorized, none issued or outstanding	-	-
9 3/8% cumulative participating callable preferred stock $ 0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $ 0.0001 par value; 10,000,000 shares authorized; 3,405,583 and 3,401,208 shares issued and 3,395,583 and 3,391,208 shares outstanding respectively	341	340
Additional paid-in-capital	21,139,504	21,119,817
Deferred compensation	(94,475)	(94,475)
Stock options outstanding	118,475	118,475
Accumulated deficit	(2,929,082)	(2,987,539)
Accumulated other comprehensive loss	(180,693)	(41,778)

	21,654,070	21,714,840
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

TOTAL STOCKHOLDERS' EQUITY	21,584,070	21,644,840

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,630,144	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006

INVESTMENT INCOME
Interest on loans receivable	$1,550,093	$1,224,141
Equity in (loss) income of investee	(84,437)	28,139
Gain on sale of equity investments	145,191	-
Fees and other income	96,843	179,087
Leasing income	-	22,971

TOTAL INVESTMENT INCOME	1,707,690	1,454,338

OPERATING EXPENSES
Interest	635,579	536,146
Salaries and employee benefits	358,800	282,858
Occupancy costs	69,018	54,638
Professional fees	202,156	174,025
Other administrative expenses	254,546	313,920
Loss and impairments on assets acquired in satisfaction of loans, net	-	29,748
Write off and depreciation on interest and loans receivable	41,447	27,921

TOTAL OPERATING EXPENSES	1,561,546	1,419,256

OPERATING INCOME BEFORE PROVISIONS FOR INCOME TAXES	146,144	35,082

PROVISION FOR INCOME TAXES	3,312	2,055
NET INCOME	142,832	33,027

DIVIDENDS ON PREFERRED STOCK	(84,375)	(84,375)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$ 58,457	$ (51,348)

WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic	3,393,348	3,391,208
- Diluted	3,394,993	3,391,208

NET INCOME (LOSS) PER COMMON SHARE
- Basic	$0.02	$(0.02)
- Diluted	$0.02	$(0.02)